Exhibit 99.1

China Information Security Technology, Inc.
Reports Second Quarter 2009 Financial Results

– 2Q09 Revenue Increases 4.4% YoY to $25.8 Million –
– 2Q09 Gross Margin Increases 248 basis points YoY to 47.6% –
– 2Q09 Adjusted Net Income Increases 7.6% YoY to $8.2 Million –
– Cash Increases by $12.4 Million to $19.4 Million –
– Reaffirms FY09 Revenue and Net Income Forecast –

SHENZHEN, China, August 6, 2009 – China Information Security Technology, Inc., (NASDAQ: CPBY) (“China Information Security,” “CIST” or the “Company”), a leading total solutions provider of digital security, geographic information, and hospital information systems in China, today reported its financial results for the second quarter ending June 30, 2009.

Second Quarter 2009

Second quarter 2009 revenue increased 4% to $25.8 million, from $24.7 million in second quarter of 2008. Consolidated financial results of Zhongtian and Geo collectively contributed $2 million to the second quarter 2009 revenues. Software sales grew by $8.4 million, or 112% year-over-year, to $15.9 million, driven by the Company’s continuing efforts in promoting software sales in 2009. Reflecting the shifting of sales activities toward software and reduced hardware sales to non-government customers, revenues from hardware products and system integration services in the second quarter of 2009 decreased by 62% year-over-year and 11% year-over-year, respectively.

Beginning in 1Q09, the Company consolidated revenue into three reporting segments: 1) Digital Information Security Technology (“DIST”), 2) Geographic Information Systems (“GIS”) and 3) Digital Hospital Information Systems (“DHIS”), to better reflect its operating structure. DIST, GIS, and DHIS revenues were $15.2 million, $8.0 million, and $2.6 million, respectively, for the second quarter of 2009. During the quarter, the Company signed new contracts totaling $26.3 million from customers in 16 provinces and provincial cities. Of these contracts, 45% were won in the DIST sector, 45% in GIS sector, and 10% in the DHIS sector. At the end of second quarter 2009, the total value of the Company’s backlog increased by $0.5 million sequentially to $34.7 million, from $34.2 million in the previous quarter.

Gross profit increased $1.2 million to $12.3 million, from $11.1 million for the same period last year. A second quarter gross margin of 47.6% expanded 248 basis points year-over-year from 45.1%, benefiting from greater efficiencies and lower costs of software sales in large software projects.

Administrative expenses of $2.3 million in the second quarter of 2009, was flat from the same period of last year. As a percentage of revenue, administrative expenses decreased to 8.9% for the second quarter of 2009, from 9.4% for the same period a year ago. The decrease in administrative expenses was mainly attributable to the decrease of non-cash employee compensation of $0.3 million compared with 2008 and the addition of administration expenses of Zhongtian of $0.15 million. Research and development expenses increased to $0.7 million, compared with $0.5 million in the prior year’s second quarter, driven by the hiring of additional qualified engineers. Selling expenses of $0.6 million was unchanged from the corresponding period in 2008, despite an additional expense of $0.1 million due to the consolidation of Zhongtian. As a percentage of revenue, selling expenses decreased to 2.5% for the second quarter, from 2.6% in the same period of 2008.

Income from operations increased to $8.6 million, up 12% from $7.7 million a year ago. Accordingly, operating margins increased 229 basis points to 33.3%, up from 31.1% for the same period in 2008, driven largely by significantly lower costs for software sales. Income tax expense was $1.1 million, for an effective tax rate of approximately 12%.

Net income increased 10.6% to $ 7.8 million, from $7.1 million for the same period in 2008. As a percentage of revenues, net income increased 171 basis points to 30.2%, from 28.5% for the same period in 2008. Consequently, earnings per diluted share in second quarter 2009 increased $0.01 to $0.16, from $0.15 in the second quarter of 2008.

GAAP results for the 2009 second quarter include approximately $0.4 million of non-cash expense related to amortization. Excluding these non-cash expenses (see “About Non-GAAP Financial Measures” toward the end of this release), adjusted net income grew 7.6% to $8.2 million, versus $7.7 million in the second quarter of 2008. Adjusted earnings per basic and diluted share was $0.17, unchanged from the second quarter of 2008, while diluted share count increased 2.5% to 47.5 million, from 46.4 million in the second quarter of 2008.

The Company’s cash position at the end of June 30, 2009 grew by $12.4 million to $19.4 million, compared to $7.0 million at the end of March 31, 2009. During the quarter, accounts receivable increased by $11 million over the prior quarter’s level, to $57.1 million. Despite the higher accounts receivable, cash provided by operating activities was $5.5 million, or $7.0 million higher than the previous quarter negative cash from operations of $1.5 million. Accordingly, working capital increased by $5.5 million to $69.7 million, from $64.2 million in the previous quarter. The Company has zero long-term debt.

Mr. Jiang Huai Lin, Chairman and CEO of the China Information Security, commented, “I am very pleased by our second quarter results, which we believe continue to validate our growth strategy and demonstrate our sound execution. We expect to continue to successfully grow our business and our brand and further strengthen our competitive position. Over the three months since May, we have seen marked improvements across all of our business segments, as the rate of our contract wins has reaccelerated and our pipeline continues to expand. We believe that our strong reputation and proven capabilities in providing mission-critical security information systems and our technical expertise in successfully implementing large-scale projects continue to be winning criteria in the competitive selection process. Even in light of a higher emphasis on cost reduction in the current macroeconomic environment, we commanded firm pricing in competitive wins, as we continue to provide an unmatched value proposition. In light of the foregoing, we are currently optimistic about our business momentum for the remainder of 2009.”

Financial Outlook

For the full year 2009, the Company reaffirms its revenue projection of $94-$98 million and pro-forma net income in the range of $26.8–$28.0 million, excluding any non-cash expenses as a result of employee stock awards and amortization of intangible assets associated with recent acquisitions.

Mr. Lin concluded, “With a noticeable improvement in our cash position and working capital, we believe that we have a strong foundation, adequate liquidity, and a sound business strategy to continue benefiting from strong government support for our industry. We maintain close relationships with our government customers who are credit worthy. Our products and services address both public and health security needs and are highly aligned with the Chinese government’s priority to build safe and stable cities. In addition, the Guangdong provincial government has recently approved the rollout of the Residence Card System to the entire province, commencing on January 1, 2010. We believe that our solid industry reputation and successful execution record in Shenzhen City will provide us with first-mover advantage for these opportunities. As such, we remain confident that we can continue to grow our business, expand our brand, increase our profits and ultimately enhance our shareholder value.”

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures for earnings that exclude non-cash charges. China Information Security believes that these non-GAAP financial measures are useful to investors because they exclude non-cash charges that China Information Security’s management excludes when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of China Information Security. Accordingly, management excludes the expense arising from certain non-cash charges when making operational decisions. China Information Security believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand China Information Security's financial performance in comparison to historical periods. In addition, it allows investors to evaluate China Information Security's performance using the same methodology and information as that used by China Security's management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, China Information Security's management compensates for these limitations by providing the relevant disclosure of the items excluded.

The following table provides the non-GAAP financial measure and the related GAAP measure and provides a reconciliation of the non-GAAP measure to the equivalent GAAP measure.

* Table 1
Q2 2009 Reconciliation of Operating, Net Income and EPS
to Exclude SBC and Amortization of Intangible Assets

	3 Mos. Ended	3 Mos. Ended
	30-Jun-09	30-Jun-08

Operating income	8,597,615	7,672,046
Stock based compensation ("SBC")	-	310,367
Amortization	437,704	294,323
Operating income (without SBC and Amortization)	9,035,319	8,276,736

Net income	7,797,830	7,050,343
Stock based compensation ("SBC")	-	310,367
Amortization	437,704	294,323
Net income (without SBC and Amortization)	8,235,534	7,655,033

Weighted Average Number of Shares Outstanding

Basic	47,536,883	45,738,420
Diluted	47,536,883	46,354,183

Earnings Per Share (without SBC and Amortization)
Basic	$0.17	$0.17
Diluted	$0.17	$0.17

Conference Call

The Company will hold a conference call to discuss the financial results at 8:00 a.m. ET on August 06, 2009. The Company invites you to join the call by dialing 1-913-312-1430. A live webcast of the conference call will be available at www.chinacpby.com. A replay of the call will be available from August 06, 2009 to August 13, 2009. Listeners may access the replay by dialing 1-719-457-0820, passcode: 5824351.

About China Information Security Technology, Inc.

China Information Security Technology, Inc., together with its subsidiaries, is a total solution provider of digital security, geographic information, and hospital information systems in the People's Republic of China. Headquartered in Shenzhen, China, the Company’s total solutions include specialized software, hardware, systems integration, and related services organized into three business segments – Digital Information Security Technology (“DIST”), Geographic Information Systems (“GIS”), and Digital Hospital Information System (“DHIS”). With its commitment to leading-edge technology and quality assurance, the Company has won numerous government and enterprise contracts throughout China. To learn more about the Company, please visit its corporate website at http://www.chinacpby.com.

Safe Harbor Statement

This press release may contain certain 'forward-looking statements' relating to the business of China Information Security Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are 'forward-looking statements' including statements regarding: the general ability of the Company to achieve its commercial objectives, including its ability to continue to successfully grow its business and brand, continue its rate of contract wins and further strengthen its competitive position; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as 'believes,' 'expects' or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website ( http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Company Contact:
Iris Yan
China Information Security Technology, Inc.
Tel: +86-755-8370-4767
Email: ir@chinacpby.com
Website: http://www.chinacpby.com

Investor Relations Contact:
ICR:
Michael Tieu
Tel: +86-10-6599-7960
Email: michael.tieu@icrinc.com

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THREE AND SIX MONTHS ENDED JUNE 30, 2009 AND 2008 (UNAUDITED)

	Three Months Ended		Six Months Ended
	June, 30	June, 30	June, 30	June, 30
	2009	2008	2009	2008
Revenue - Products	$3,789,288	$10,055,786	$6,610,416	$14,599,260
Revenue - Software	15,921,487	7,513,656	24,932,952	12,503,390
Revenue - System integration	5,571,619	6,255,042	8,527,076	10,808,699
Revenue - Others	505,525	886,259	697,659	1,203,820
TOTAL REVENUE	25,787,919	24,710,743	40,768,103	39,115,169
Cost - Products sold	3,007,849	7,320,984	5,620,640	11,250,518
Cost - Software sold	5,993,637	1,005,674	8,694,577	2,224,137
Cost - System integration	4,395,011	4,722,151	6,540,763	7,296,924
Cost - Others	124,671	520,496	162,108	571,142
TOTAL COST	13,521,168	13,569,305	21,018,088	21,342,721

GROSS PROFIT	12,266,751	11,141,438	19,750,015	17,772,448

Administrative expenses	(2,304,376)	(2,323,421)	(4,520,723)	(4,076,156)
Research and development expenses	(720,411)	(503,622)	(1,224,263)	(1,229,473)
Selling expenses	(644,349)	(642,349)	(1,238,064)	(1,060,052)
INCOME FROM OPERATIONS	8,597,615	7,672,046	12,766,965	11,406,767

Subsidy income	318,071	-	515,860	69,680
Other income (expenses), net	(16,845)	41,698	164,521	41,419
Interest income	120,627	31,272	197,544	57,875
Interest expense	(56,443)	(7,887)	(116,653)	(7,887)
INCOME BEFORE INCOME TAXES	8,963,025	7,737,129	13,528,237	11,567,854
Income tax expense	(1,091,800)	(321,880)	(1,680,196)	(528,625)
NET INCOME	7,871,225	7,415,249	11,848,041	11,039,229

Less: Net income attributable to the non-controlling interest	(73,395)	(364,906)	(293,218)	(409,906)

NET INCOME ATTRIBUTABLE TO THE COMPANY	$7,797,830	$7,050,343	$11,554,823	$10,629,323

Weighted average number of shares
Basic	47,536,883	45,738,420	47,528,503	45,611,286
Diluted	47,536,883	46,354,183	47,528,503	46,090,091
Earnings per share - Basic and Diluted
Basic --Net income attributable to the Company's common stockholders	$0.16	$0.15	$0.24	$0.23
Diluted --Net income attributable to the Company's common stockholders	$0.16	$0.15	$0.24	$0.23

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
JUNE 30, 2009 AND DECEMBER 31, 2008

	June 30	December 31
	2009	2008
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$19,377,043	$9,565,252
Short-term investments	-	5,835,838
Accounts receivable:
Billed, net of allowance for doubtful accounts of $975,000 and $399,800, respectively	24,354,691	17,135,099
Unbilled	32,779,489	25,722,009
Bills receivable	-	4,481,340
Advances to suppliers	11,550,390	8,469,976
Amount due from related parties, net of allowance for doubtful accounts of $73,000	20,092	131,594
Inventories	9,439,937	7,107,537
Other receivables and prepaid expenses	3,414,006	6,251,484
Deferred tax assets	270,397	-
TOTAL CURRENT ASSETS	101,206,045	84,700,129
Deposit for software purchase	4,779,563	-
Long-term investments	3,091,150	3,078,405
Property and equipment, net	21,467,263	23,555,603
Intangible assets, net	12,606,134	13,115,151
Goodwill	23,778,000	24,018,894
TOTAL ASSETS	$166,928,155	$148,468,182

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term bank loans	$7,496,675	$6,327,992
Accounts payable	15,213,545	10,707,728
Advances from customers	2,454,039	2,476,335
Amount due to related parties	553,640	486,136
Accrued payroll and benefits	1,087,747	1,319,386
Other payables and accrued expenses	2,367,199	2,553,019
Income tax payable	2,294,633	1,592,459
TOTAL CURRENT LIABILITIES	31,467,478	25,463,055

EQUITY
China Information Security Technology, Inc. equity
Common stock, par $0.01; authorized capital 200,000,000 shares; shares issued and outstanding 2009: 48,803,211 and 2008: 47,462,404 shares, respectively	222,529	209,121
Treasury stock, 6,000 shares, at cost	(11,468)	-
Additional paid-in capital	64,297,531	64,127,339
Reserve	4,964,597	4,964,597
Retained earnings	45,303,303	33,748,480
Accumulated other comprehensive income	6,483,705	6,048,243
Total stockholders' equity of the Company	121,260,197	109,097,780
Non-controlling interest	14,200,480	13,907,347
Total equity	135,460,677	123,005,127

TOTAL LIABILITIES AND EQUITY	$166,928,155	$148,468,182

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2009 AND 2008 (UNAUDITED)

	Six Months Ended
	June 30,	June 30,
	2009	2008
OPERATING ACTIVITIES
Net income	$11,848,041	$11,039,229
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for losses on accounts receivable	573,881	-
Depreciation	1,852,357	1,716,543
Amortization of intangible assets	865,710	512,177
Stock-based compensation	183,600	694,332
Gain (loss) on disposal of property and equipment, net	31,764	(31,840)
Deferred income tax benefits	(29,517)	-
Changes in operating assets and liabilities, net of effects of business acquisitions
Increase in accounts receivable	(14,665,591)	(12,297,321)
(Increase) decrease in advances to suppliers	(3,028,042)	322,702
(Increase) in other receivables and prepaid expenses	(1,540,531)	(243,512)
Decrease in amount due from (to) related parties	177,621	-
Increase in inventories	(1,657,773)	(3,354,664)
Increase in accounts payable	4,643,442	4,513,062
Decrease (increase) in advances from customers	4,469,480	(1,899,266)
Decrease in other payables and accrued expenses	(432,401)	(449,708)
Increase in income tax payable	695,912	364,236
Net cash provided by operating activities	3,987,953	885,970

INVESTING ACTIVITIES
Cash acquired in Geo acquisition	-	2,443,677
Cash acquired in Bocom acquisition	-	713,793
Consideration paid for acquisition of Geo	-	(6,998,811)
Proceeds from sale of short-term investments	5,862,800	-
Purchase of short-term investments	-	(5,655,605)
Proceeds from sale of marketable securities	-	14,966,752
Proceeds received from discontinued operations in 2008	4,397,100	-
Proceeds from sales of property and equipment	100,225	1,146,671
Purchases of property and equipment	(630,478)	(7,644,057)
Capitalized and purchased software development costs	(308,484)	(162,788)
Deposit for software purchase	(4,781,846)	-
Net cash provided by (used in) investing activities	4,639,317	(1,190,368)

FINANCING ACTIVITIES
Borrowings under short-term loans	1,898,082	727,611
Purchase of treasury stock	(11,468)	-
Repayment of short-term loans	(732,850)	(1,086,312)
Net cash provided by (used in) financing activities	1,153,764	(358,701)

Effect of exchange rate changes on cash and cash equivalents	30,757	904,261

NET INCREASE IN CASH AND CASH EQUIVALENTS	9,811,791	241,162
CASH AND CASH EQUIVALENTS, BEGINNING	9,565,252	19,755,182
CASH AND CASH EQUIVALENTS, ENDING	$19,377,043	$19,996,344

Revenues by segment for the three and six months ended June 30, 2009 and 2008 are as follows:

	Three months ended		Six months ended
	June 30	June 30	June 30	June 30
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues(1)
DIST Segment	$15,221,482	$11,396,259	$22,741,939	$20,541,024
GIS Segment	7,974,312	13,314,484	13,833,978	18,574,145
DHIS Segment	2,592,125	-	4,192,186	-
	$25,787,919	$24,710,743	$40,768,103	$39,115,169
Percentage to revenue
DIST Segment	59%	46%	56%	53%
GIS Segment	31%	54%	34%	47%
DHIS Segment	10%	-	10%	-
(1)Revenues by operating segments exclude intercompany transactions.